Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Fashion Culture Holdings Limited (the “Company”) on Form 20-F for the year ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Liu Xiaohua, Chief Executive Officer, and I, Zhang Pinting, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 12, 2025	By:	/s/ Liu Xiaohua
	Name:	Liu Xiaohua
	Title:	Chief Executive Officer

Dated: November 12, 2025	By:	/s/ Zhang Pinting
	Name:	Zhang Pinting
	Title:	Chief Financial Officer

Signature Page to Form 20-F